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                                                                  Exhibit 10.18


      AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN GEAC AND ARTHUR GITAJN

                                                                 January 3, 2002

Paul,

As a follow up to our telephone conversation on December 20, this is my understanding of the agreed upon terms of my comp plan. Please review at your earliest convenience and reply OK to confirm. Thanks.

- BASE SALARY: US$91,667 and CA$137,500 from 01-Nov-01 to 30-Apr-01 and US$100,000 and CA$150,000 effective 01-May-02.

-    BONUS.

     - On plan bonus for the first half of FY 2002, if consolidated EBITDA of CA$240,000 times 6/12. If consolidated EBITDA is 90% of budgeted EBITDA, then a bonus equal to 50% of the on plan bonus will be paid, with graduated bonus pay outs for EBITDA performance between 90% and 100% of budgeted EBITDA (i.e., at 91% of budgeted EBITDA, 55% of on plan bonus; at 92%, 60%; etc.). If consolidated EBITDA is 115% or more of budgeted EBITDA, then a bonus equal to 250% of the on plan bonus will be paid with graduated bonus pay outs for EBITDA performance between 100% and 115% of budgeted EBITDA (i.e., at 101%
          of budgeted EBITDA, 110% of on plan bonus;   at 102%, 120%; at 105%,
          150%; at 110%, 200%; and so forth).

     -    On plan bonus for the second half of FY 2002, if consolidated
          EBITDA for the year ending 30-Apr-02 equals budgeted EBITDA, equal to the sum of 80% of US$91,667 times 6/12 and 80% of CA$137,500 times 6/12. If consolidated EBITDA is 90% of budgeted EBITDA, then a bonus equal to 50% of the on plan bonus will be paid, with graduated bonus pay outs for EBITDA performance between 90% and 100% of budgeted EBITDA as above. If consolidated EBITDA is 115% or more of budgeted EBITDA, then a bonus equal to 250% of the on plan bonus will be paid with graduated bonus pay outs for EBITDA performance between 100% and 115% of budgeted EBITDA.

-    CAR ALLOWANCE: CA$640 per month as per current agreement.

- VACATION. Four weeks per year as per current agreement, increasing in accordance with Geac policy.

- TAX AND FINANCIAL PLANNING REIMBURSEMENT. Reimbursement of up to CA$5,000 in any 12-month period.

- STOCK OPTIONS. 100,000 options, with the first 25,000 vesting 01-Nov-02, the second 25,000 vesting 01-Nov-03, the third 25,000 vesting 01-Nov-04, and the fourth 25,000 vesting 01-Nov-05, subject to comp committee approval.

-    SEVERANCE.

     - In the event of a "change in control" or "change affecting your employment" within 12 months of a change in control, lump sum equal to 125% of aggregate annual

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          compensation (then current annual salary, car allowance, and greater of actual or target bonus) as per current agreement. (Include also current agreement language re unused vacation and medical and dental benefits for 15 months.)

     - For any reason other than cause or change of control, lump sum equal to 100% of aggregate annual compensation (then current annual salary, car allowance, and greater of actual or target bonus). Medical and dental benefits for 12 months. [Subject to getting board approval.]

     - In addition, if terminated before 30-Aug-03 for any reason other than cause, reimbursement for relocation to the U.S. in accordance with Company policy (one year extension on current agreement).





                                                                         OK "PB"
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